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                                                                    EXHIBIT 10.1
                                 AMENDMENT NO. 3

      This Amendment No. 3 is entered into this 23rd day of November, 2004, between Airport One Limited Partnership, a Minnesota limited partnership ("Landlord") and Navarre Corporation, a Minnesota corporation ("Tenant").

                              W I T N E S S E T H:

      In consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend that certain Standard Commercial Lease dated March 30, 2000, as amended by that certain Amendment No. 1 dated April 1, 2002, and further amended by that certain Amendment No. 2 dated March 10, 2004, between Landlord and Tenant (collectively the "Lease"), as follows:

      1. PREMISES. Section 1.2 is amended effective as of January 1, 2005 to add to the Premises approximately 39,839 square feet of space (the "Additional Space") within the Building, such that the Premises shall consist of 75,526 square feet of warehouse and 4,313 square feet of office for a total of 79,839 square feet. Exhibit A to the Lease shall be deleted effective as of January 1, 2005 and replaced with Exhibit A hereto.

      2. TERM. The text of Section 1.3 is deleted effective as of January 1, 2005, and the following shall be inserted in its place and stead: Subject to and upon the conditions set forth herein, the Term of the Lease shall be for a period of six (6) years commencing January 1, 2005 and terminating December 31, 2010. Tenant shall have three (3) options to renew the Lease for consecutive terms of five (5) years each. Tenant shall provide Landlord with no less than one hundred eighty (180) days' prior written notice of its intent to exercise this renewal option. Tenant's failure to timely exercise a renewal option shall be deemed Tenant's waiver of its right to exercise such renewal option and any remaining renewal options.

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      3.    BASE RENT. Section 1.4 is amended effective as of January 1, 2005 as follows:

      BASE RENT: $29,803.83 monthly ($357,646.00 annually) year one and increasing annually at a rate of increase equal to the lesser of (i) two percent (2%), or (ii) the annual increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers (CPI-W) (1982-84: 100) (the "CPI Index") over the prior year; provided, however, if the CPI Index is not published or available, then Landlord shall have the discretion to substitute the CPI Index with a substantially similar index.

      4. RIGHT OF FIRST REFUSAL. The right of first refusal set forth in the Lease (specifically paragraph 2 of that certain Amendment No. 2 dated March 10, 2004 between Landlord and Tenant) is hereby deleted, and the following is inserted in its place and stead: In the event that Landlord intends during the term of this Lease to offer for lease all or any portion of the remaining 40,000 square feet in the Building, (the "Expansion Space"), Landlord shall give written notice thereof to Tenant (the "Offer Notice"), including in such notice the terms and rental under which Landlord desires to offer the Expansion Space for lease, Tenant shall have ten (10) days after receipt of the Offer Notice to exercise its right and option to lease the portion of the Expansion Space specified in the Offer Notice on the terms and conditions set forth by Landlord, in which event Landlord and Tenant shall execute a lease agreement incorporating such terms and conditions. If Tenant fails to exercise such right within each ten (10) day period, Landlord shall have the right to offer and lease such space, free and clear of Tenant's rights as set forth above; provided, if the space identified in the Offer Notice is not leased within one (1) year following the Offer Notice, a subsequent Offer Notice shall be given and Tenant shall again have ten (10) days to exercise its option therein in the same manner as set forth above. Notwithstanding anything herein to the contrary, Tenant's rights under this paragraph shall be (i)

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subject to the rights of any tenants for such space to expand or renew their leases and (ii) conditioned upon there being no Default by Tenant under this Lease at the time the Offer Notice would otherwise be required to be given or at the time of exercise of Tenant's right.

      5. PRO RATA SHARE. Effective as of January 1, 2005, the Pro Rata Share set forth in Section 1.8 of the Lease of thirty-three percent (33%) shall be deleted and replaced by sixty-seven percent (67%).

      6. SIGNS. Section 3.2 of the Lease shall be deleted and of no further force and effect whatsoever from and after the date, if any, on which Tenant leases the Expansion Space in addition to the Premises.

      7. RIGHT OF ACCESS. Section 3.5 of the Lease is amended by inserting the phrase "upon reasonable prior notice" after the phrase "at any and all reasonable times" in the first line of such Section 3.5.

      8. THEFT OR BURGLARY. Section 4.2 of the Lease is hereby amended by inserting the phrase ", except to the extent attributable solely to the negligence or willful misconduct of the Landlord, its employees, agents or representatives" after the word "Building" at the end of such Section 4.2.

      9. HOLD HARMLESS. Section 7.5 of the Lease is hereby amended by inserting the phrase "Except to the extent solely attributable to the negligence or willful misconduct of the Landlord, its employees, representatives or agents," at the beginning of such Section 7.5 before the word "Landlord".

      10. CONDITIONS OF ASSIGNMENT. Section 9.3 of the Lease is here by amended by inserting a period in the 20th line of said Section after the word "sublease" and deleting the

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phrase "and Landlord shall have a security interest in all properties on the
Premises to secure payment of such sums" from the 20th and 21st lines.

      11. CORPORATE AUTHORITY. Section 14.7 of the Lease is hereby amended by deleting the last sentence of said Section in its entirety.

      12. REMOVAL OF DEMISING WALL; DELIVERY OF THE ADDITIONAL SPACE. Landlord agrees to deliver the Additional Space to Tenant on or before January 1, 2005. In addition, Landlord agrees, at its sole cost and expense and in a commercially-reasonable manner so as to minimize disruption to Tenant's use of the existing Premises, to remove the demising wall that currently divides the existing Premises from the Additional Space ("Landlord's Work"). Landlord shall commence Landlord's Work reasonably promptly following the date on which the Additional Premises are vacated by the existing tenant. If Landlord fails to (i) complete Landlord's Work, and/or (ii) deliver the Additional Space to Tenant on or before January 1, 2005, then Landlord shall provide Tenant with a credit equal to two (2) days' Base Rent with respect to the Additional Space for each day beyond January 1, 2005 that Landlord's Work is not completed and/or delivery of the Additional Space has not occurred. In addition, if, within ninety (90) days following January 1, 2005, either (i) Landlord's Work is not completed, or
(ii) the Additional Space has not been delivered, then Tenant shall be entitled to terminate the Lease with respect to the Additional Space. Notwithstanding anything to the contrary in this Amendment No. 3, Tenant's obligations under this Amendment No. 3, including, without limitation, Tenant's obligation to pay Base Rent with respect to the Additional Space, shall not be effective until Landlord has completed Landlord's Work and delivered the Additional Space to Tenant.

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      13. Except as set forth above, the terms and conditions of the Lease shall continue, and the parties hereto reaffirm and acknowledge the terms and conditions of the Lease.

                           [SIGNATURES ON NEXT PAGE.]

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LANDLORD                            TENANT

AIRPORT ONE LIMITED PARTNERSHIP     NAVARRE CORPORATION

By: _______________________________    By: ____________________________
    Its:     General Partner               Its:         _______________

Date _____________________________     Date: ______________________________

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                                    EXHIBIT A

                            PLAN OF DEMISED PREMISES

[See attached.]

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